January 2021

Preliminary Terms No. 455

Registration Statement Nos. 333-250103; 333-250103-01

Dated January 13, 2021

Filed pursuant to Rule 433

Morgan Stanley Finance LLC

Structured Investments

Opportunities in Commodities

Trigger PLUS Based on the Performance of the iShares® Silver Trust due February 5, 2024

Trigger Performance Leveraged Upside SecuritiesSM

Fully and Unconditionally Guaranteed by Morgan Stanley

Principal at Risk Securities

The Trigger PLUS are unsecured obligations of Morgan Stanley Finance LLC (“MSFL”) and are fully and unconditionally guaranteed by Morgan Stanley. The Trigger PLUS will pay no interest, do not guarantee any return of principal at maturity and have the terms described in the accompanying prospectus supplement for PLUS and prospectus, as supplemented or modified by this document. At maturity, if the shares of the iShares® Silver Trust, which we refer to as the underlying commodity shares, have appreciated in value, investors will receive the stated principal amount of their investment plus leveraged upside performance of the underlying commodity shares, subject to the maximum payment at maturity. If the underlying commodity shares have remained unchanged or depreciated in value but the final share price is greater than or equal to the trigger level, investors will receive the stated principal amount of their investment. However, if the underlying commodity shares have depreciated in value so that the final share price is less than the trigger level, investors will lose a significant portion or all of their investment, resulting in a 1% loss for every 1% decline in the share price over the term of the Trigger PLUS. Under these circumstances, the payment at maturity will be less than 80% of the stated principal amount and could be zero. Accordingly, you may lose your entire investment. The Trigger PLUS are for investors who seek a return based on the performance of the underlying commodity shares and who are willing to risk their principal and forgo current income and upside above the maximum payment at maturity in exchange for the leverage feature, which applies for a limited range of upside performance of the underlying commodity shares, and the limited protection against loss that applies only if the final share price is greater than or equal to the trigger level. Investors may lose their entire initial investment in the Trigger PLUS. The Trigger PLUS are notes issued as part of MSFL’s Series A Global Medium-Term Notes program.

All payments are subject to our credit risk. If we default on our obligations, you could lose some or all of your investment. These Trigger PLUS are not secured obligations and you will not have any security interest in, or otherwise have any access to, any underlying reference asset or assets.

SUMMARY TERMS
Issuer:		Morgan Stanley Finance LLC
Guarantor:		Morgan Stanley
Maturity date:		February 5, 2024
Valuation date:		January 31, 2024, subject to postponement for non-trading days and certain market disruption events
Underlying commodity shares:		Shares of the iShares® Silver Trust
Aggregate principal amount:		$
Payment at maturity:

If the final share price is greater than the initial share price:

$10 + leveraged upside payment

In no event will the payment at maturity exceed the maximum payment at maturity.

If the final share price is less than or equal to the initial share price but is greater than or equal to the trigger level:

$10

If the final share price is less than the trigger level:

$10 × share performance factor

Under these circumstances, the payment at maturity will be less than the stated principal amount of $10, and will represent a loss of more than 20%, and possibly all, of your investment.

Leveraged upside payment:		$10 x leverage factor x share percent increase
Leverage factor:		300%
Maximum payment at maturity:		$17.10 per Trigger PLUS (171% of the stated principal amount)
Share percent increase:		(final share price – initial share price) / initial share price
Share performance factor:		final share price / initial share price
Initial share price:		$ , which is the closing price of one underlying commodity share on the pricing date
Final share price:		The closing price of one underlying commodity share on the valuation date times the adjustment factor on such date
Adjustment factor:		1.0, subject to adjustment in the event of certain events affecting the underlying commodity shares
Trigger level:		$ , which is 80% of the initial share price
Stated principal amount / Issue price:		$10 per Trigger PLUS
Pricing date:		January 29, 2021
Original issue date:		February 3, 2021 (3 business days after the pricing date)
CUSIP / ISIN:		61771J560 / US61771J5609
Listing:		The Trigger PLUS will not be listed on any securities exchange.
Agent:		Morgan Stanley & Co. LLC (“MS & Co.”), an affiliate of MSFL and a wholly owned subsidiary of Morgan Stanley. See “Supplemental information regarding plan of distribution; conflicts of interest.”
Estimated value on the pricing date:		Approximately $9.231 per Trigger PLUS, or within $0.45 of that estimate. See “Investment Summary” beginning on page 2.
Commissions and issue price:	Price to public	Agent’s commissions and fees	Proceeds to us(3)
Per Trigger PLUS	$10	$0.25(1)
		$0.05(2)	$9.70
Total	$	$	$

(1)Selected dealers, including Morgan Stanley Wealth Management (an affiliate of the agent), and their financial advisors will collectively receive from the agent, MS & Co., a fixed sales commission of $0.25 for each Trigger PLUS they sell. See “Supplemental information regarding plan of distribution; conflicts of interest.” For additional information, see “Plan of Distribution (Conflicts of Interest)” in the accompanying prospectus supplement for PLUS.

(2)Reflects a structuring fee payable to Morgan Stanley Wealth Management by the agent or its affiliates of $0.05 for each Trigger PLUS.

(3)See “Use of proceeds and hedging” on page 19.

The Trigger PLUS involve risks not associated with an investment in ordinary debt securities. See “Risk Factors” beginning on page 7.

The Securities and Exchange Commission and state securities regulators have not approved or disapproved these securities, or determined if this document or the accompanying prospectus supplement and prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The Trigger PLUS are not deposits or savings accounts and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency or instrumentality, nor are they obligations of, or guaranteed by, a bank.

You should read this document together with the related prospectus supplement and prospectus, each of which can be accessed via the hyperlinks below. Please also see “Additional Terms of the Trigger PLUS” and “Additional Information About the Trigger PLUS” at the end of this document.

As used in this document, “we,” “us” and “our” refer to Morgan Stanley or MSFL, or Morgan Stanley and MSFL collectively, as the context requires.

Prospectus Supplement for PLUS dated November 16, 2020 Prospectus dated November 16, 2020

Morgan Stanley Finance LLC

Trigger PLUS Based on the Performance of the iShares® Silver Trust due February 5, 2024

Trigger Performance Leveraged Upside SecuritiesSM
Principal at Risk Securities

Investment Summary

Trigger Performance Leveraged Upside Securities

Principal at Risk Securities

The Trigger PLUS due February 5, 2024 Based on the Performance of the iShares® Silver Trust (the “Trigger PLUS”) can be used:

￭As an alternative to direct exposure to the underlying commodity shares that enhances returns for a certain range of positive performance of the underlying commodity shares, subject to the maximum payment at maturity.

￭To potentially outperform the underlying commodity shares in a moderately bullish scenario.

￭To achieve similar levels of upside exposure to the underlying commodity shares as a direct investment, subject to the maximum payment at maturity, while using fewer dollars by taking advantage of the leverage factor.

￭To provide limited protection against a loss of principal in the event of a decline of the underlying commodity shares as of the valuation date, but only if the final share price is greater than or equal to the trigger level.

Maturity:	Approximately 3 years
Leverage factor:	300% (applicable only if the final share price is greater than the initial share price)
Maximum payment at maturity:	$17.10 per Trigger PLUS (171% of the stated principal amount)
Minimum payment at maturity:	None. Investors may lose their entire initial investment in the Trigger PLUS.
Trigger level:	80% of the initial share price
Interest:	None
Listing:	The Trigger PLUS will not be listed on any securities exchange

The original issue price of each Trigger PLUS is $10. This price includes costs associated with issuing, selling, structuring and hedging the Trigger PLUS, which are borne by you, and, consequently, the estimated value of the Trigger PLUS on the pricing date will be less than $10. We estimate that the value of each Trigger PLUS on the pricing date will be approximately $9.231, or within $0.45 of that estimate. Our estimate of the value of the Trigger PLUS as determined on the pricing date will be set forth in the final pricing supplement.

What goes into the estimated value on the pricing date?

In valuing the Trigger PLUS on the pricing date, we take into account that the Trigger PLUS comprise both a debt component and a performance-based component linked to the underlying commodity shares. The estimated value of the Trigger PLUS is determined using our own pricing and valuation models, market inputs and assumptions relating to the underlying commodity shares, instruments based on the underlying commodity shares, volatility and other factors including current and expected interest rates, as well as an interest rate related to our secondary market credit spread, which is the implied interest rate at which our conventional fixed rate debt trades in the secondary market.

What determines the economic terms of the Trigger PLUS?

In determining the economic terms of the Trigger PLUS, including the leverage factor, the trigger level and the maximum payment at maturity, we use an internal funding rate, which is likely to be lower than our secondary market credit spreads and therefore advantageous to us. If the issuing, selling, structuring and hedging costs borne by you were lower or if the internal funding rate were higher, one or more of the economic terms of the Trigger PLUS would be more favorable to you.

What is the relationship between the estimated value on the pricing date and the secondary market price of the Trigger PLUS?

The price at which MS & Co. purchases the Trigger PLUS in the secondary market, absent changes in market conditions, including those related to the underlying commodity shares, may vary from, and be lower than, the estimated value on the pricing date, because the secondary market price takes into account our secondary market credit spread as well as the bid-offer spread that MS & Co. would charge in a secondary market transaction of this type and other factors. However, because the costs associated with issuing, selling, structuring and hedging the Trigger PLUS are not fully deducted upon issuance, for a period of up to 6 months following the issue date, to the extent that MS & Co. may buy or sell the Trigger PLUS in the secondary market, absent changes in market conditions, including those related to the underlying commodity shares, and to our secondary market credit spreads, it would do so based on values higher than the estimated value. We expect that those higher values will also be reflected in your brokerage account statements.

January 2021 Page 2

Morgan Stanley Finance LLC

Trigger PLUS Based on the Performance of the iShares® Silver Trust due February 5, 2024

Trigger Performance Leveraged Upside SecuritiesSM
Principal at Risk Securities

MS & Co. may, but is not obligated to, make a market in the Trigger PLUS, and, if it once chooses to make a market, may cease doing so at any time.

January 2021 Page 3

Morgan Stanley Finance LLC

Trigger PLUS Based on the Performance of the iShares® Silver Trust due February 5, 2024

Trigger Performance Leveraged Upside SecuritiesSM
Principal at Risk Securities

Key Investment Rationale

The Trigger PLUS offer leveraged exposure to a certain range of positive performance of the underlying commodity shares. In exchange for the leverage feature, investors are exposed to the risk of loss of a significant portion or all of their investment due to the trigger feature. At maturity, if the shares of the iShares® Silver Trust, which we refer to as the underlying commodity shares, have appreciated in value, investors will receive the stated principal amount of their investment plus leveraged upside performance of the underlying commodity shares, subject to the maximum payment at maturity. If the underlying commodity shares have depreciated in value but the final share price is greater than or equal to the trigger level, investors will receive the stated principal amount of their investment. However, if the underlying commodity shares have depreciated in value so that the final share price is less than the trigger level, investors will lose a significant portion or all of their investment, resulting in a 1% loss for every 1% decline in the share price over the term of the Trigger PLUS. Under these circumstances, the payment at maturity will be less than 80% of the stated principal amount and could be zero. Investors may lose their entire initial investment in the Trigger PLUS. All payments on the Trigger PLUS are subject to our credit risk.

Leveraged Upside Performance Up to a Cap	The Trigger PLUS offer investors an opportunity to capture enhanced returns relative to a direct investment in the underlying commodity shares within a certain range of positive performance.
Trigger Feature

At maturity, even if the underlying commodity shares have declined over the term of the Trigger PLUS, you will receive your stated principal amount, but only if the final share price is greater than or equal to the trigger level.

Upside Scenario

The final share price is greater than the initial share price, and, at maturity, you receive a full return of principal as well as 300% of the increase in the value of the underlying commodity shares, subject to the maximum payment at maturity of $17.10 per Trigger PLUS (171% of the stated principal amount). For example, if the final share price is 5% greater than the initial share price, the Trigger PLUS will provide a total return of 15% at maturity.

Par Scenario

The final share price is less than or equal to the initial share price but is greater than or equal to the trigger level. In this case, you receive the stated principal amount of $10 at maturity even though the underlying commodity shares have depreciated.

Downside Scenario

The final share price is less than the trigger level. In this case, the Trigger PLUS redeem for at least 20% less than the stated principal amount, and this decrease will be by an amount proportionate to the decline in the value of the underlying commodity shares over the term of the Trigger PLUS. Under these circumstances, the payment at maturity will be less than 80% of the stated principal amount. For example, if the final share price is 80% less than the initial share price, the Trigger PLUS will be redeemed at maturity for a loss of 80% of principal at $2.00, or 20% of the stated principal amount. There is no minimum payment at maturity on the Trigger PLUS, and you could lose your entire investment.

January 2021 Page 4

Morgan Stanley Finance LLC

Trigger PLUS Based on the Performance of the iShares® Silver Trust due February 5, 2024

Trigger Performance Leveraged Upside SecuritiesSM
Principal at Risk Securities

How the Trigger PLUS Work

Payoff Diagram

The payoff diagram below illustrates the payment at maturity on the Trigger PLUS based on the following terms:

Stated principal amount:	$10 per Trigger PLUS
Leverage factor:	300%
Trigger level:	80% of the initial share price
Maximum payment at maturity:	$17.10 per Trigger PLUS (171% of the stated principal amount)
Minimum payment at maturity:	None

Trigger PLUS Payoff Diagram

The Trigger PLUS
The Underlying Commodity Shares
$17.10 Maximum Payment at Maturity
$10 Stated Principal Amount
PLUS Zone
Payment at Maturity on the Trigger PLUS
$20.00
$18.00
$16.00
$14.00
$12.00
$10.00
$8.00
$6.00
$4.00
$2.00
$0
-100%
-80%
-60%
-40%
-20%
0%
20%
23.667%
40%
60%
80%
100%
Percentage Change In the Closing Value of the Underlying Commodity Shares

See the next page for a description of how the Trigger PLUS work.

January 2021 Page 5

Morgan Stanley Finance LLC

Trigger PLUS Based on the Performance of the iShares® Silver Trust due February 5, 2024

Trigger Performance Leveraged Upside SecuritiesSM
Principal at Risk Securities

How it works

￭Upside Scenario. If the final share price is greater than the initial share price, the investor would receive the $10 stated principal amount plus 300% of the appreciation of the underlying commodity shares over the term of the Trigger PLUS, subject to the maximum payment at maturity. Under the terms of the Trigger PLUS, an investor will realize the maximum payment at maturity of $17.10 per Trigger PLUS (171% of the stated principal amount) at a final share price of approximately 123.667% of the initial share price.

￭If the underlying commodity shares appreciate 5%, the investor would receive a 15% return, or $11.50 per Trigger PLUS.

￭If the underlying commodity shares appreciate 90%, the investor would receive only a 71% return, or $17.10 per Trigger PLUS, due to the maximum payment at maturity.

￭Par Scenario. If the final share price is less than or equal to the initial share price and is greater than or equal to the trigger level of 80% of the initial share price, the investor would receive $10 stated principal amount.

￭If the underlying commodity shares depreciate 10%, investors would receive the $10 stated principal amount.

￭Downside Scenario. If the final share price is less than the trigger level of 80% of the initial share price, the investor would receive an amount that is significantly less than the $10 stated principal amount, based on a 1% loss of principal for each 1% decline in the underlying commodity shares. Under these circumstances, the payment at maturity will be less than 80% of the stated principal amount per Trigger PLUS. There is no minimum payment at maturity on the Trigger PLUS.

￭If the underlying commodity shares depreciate 80%, the investor would lose 80% of the investor’s principal and receive only $2.00 per Trigger PLUS at maturity, or 20% of the stated principal amount.

January 2021 Page 6

Morgan Stanley Finance LLC

Trigger PLUS Based on the Performance of the iShares® Silver Trust due February 5, 2024

Trigger Performance Leveraged Upside SecuritiesSM
Principal at Risk Securities

Risk Factors

This section describes the material risks relating to the Trigger PLUS. For further discussion of these and other risks, you should read the section entitled “Risk Factors” in the accompanying prospectus supplement for PLUS and prospectus. You should also consult with your investment, legal, tax, accounting and other advisers in connection with your investment in the Trigger PLUS.

Risks Relating to an Investment in the Trigger PLUS

￭The Trigger PLUS do not pay interest or guarantee return of any principal. The terms of the Trigger PLUS differ from those of ordinary debt securities in that the Trigger PLUS do not pay interest or guarantee payment of any principal at maturity. If the final share price is less than the trigger level (which is 80% of the initial share price), the payout at maturity will be an amount in cash that is at least 20% less than the $10 stated principal amount of each Trigger PLUS, and this decrease will be by an amount proportionate to the full decrease in the price of the underlying commodity shares over the term of the Trigger PLUS, without any buffer. There is no minimum payment at maturity on the Trigger PLUS, and, accordingly, you could lose your entire initial investment in the Trigger PLUS.

￭The appreciation potential of the Trigger PLUS is limited. The appreciation potential of the Trigger PLUS is limited by the maximum payment at maturity of $17.10 per Trigger PLUS (171% of the stated principal amount). Although the leverage factor provides 300% exposure to any increase in the final share price over the initial share price, because the payment at maturity will be limited to 171% of the stated principal amount for the Trigger PLUS, any increase in the final share price over the initial share price by more than approximately 23.667% of the initial share price will not further increase the return on the Trigger PLUS.

￭The market price of the Trigger PLUS will be influenced by many unpredictable factors. Several factors, many of which are beyond our control, will influence the value of the Trigger PLUS in the secondary market and the price at which MS & Co. may be willing to purchase or sell the Trigger PLUS in the secondary market, including the trading price (including whether the trading price is at or below the trigger level), volatility (frequency and magnitude of changes in value) and dividends of the underlying commodity shares, interest and yield rates in the market, time remaining until the Trigger PLUS mature, geopolitical conditions and economic, financial, political and regulatory or judicial events and any actual or anticipated changes in our credit ratings or credit spreads. Generally, the longer the time remaining to maturity, the more the market price of the Trigger PLUS will be affected by the other factors described above. The price of the underlying commodity shares may be, and has recently been, volatile, and we can give you no assurance that the volatility will lessen. See “iShares® Silver Trust” below. You may receive less, and possibly significantly less, than the stated principal amount per Trigger PLUS if you try to sell your Trigger PLUS prior to maturity.

￭The Trigger PLUS are subject to our credit risk, and any actual or anticipated changes to our credit ratings or credit spreads may adversely affect the market value of the Trigger PLUS. You are dependent on our ability to pay all amounts due on the Trigger PLUS at maturity and therefore you are subject to our credit risk. If we defaults on our obligations under the Trigger PLUS, your investment would be at risk and you could lose some or all of your investment. As a result, the market value of the Trigger PLUS prior to maturity will be affected by changes in the market’s view of our creditworthiness. Any actual or anticipated decline in our credit ratings or increase in the credit spreads charged by the market for taking our credit risk is likely to adversely affect the market value of the Trigger PLUS.

￭As a finance subsidiary, MSFL has no independent operations and will have no independent assets. As a finance subsidiary, MSFL has no independent operations beyond the issuance and administration of its securities and will have no independent assets available for distributions to holders of MSFL securities if they make claims in respect of such securities in a bankruptcy, resolution or similar proceeding. Accordingly, any recoveries by such holders will be limited to those available under the related guarantee by Morgan Stanley and that guarantee will rank pari passu with all other unsecured, unsubordinated obligations of Morgan Stanley. Holders will have recourse only to a single claim against Morgan Stanley and its assets under the guarantee. Holders of securities issued by MSFL should accordingly assume that in any such proceedings they would not have any priority over and should be treated pari passu with the claims of other unsecured, unsubordinated creditors of Morgan Stanley, including holders of Morgan Stanley-issued securities.

￭Investing in the Trigger PLUS is not equivalent to investing in the underlying commodity shares or in the commodity composing the underlying commodity shares. Investing in the Trigger PLUS is not equivalent to investing in the underlying commodity shares or in the commodity that constitutes the underlying commodity shares. Investors in the Trigger PLUS will not have voting rights or rights to receive distributions or any other rights with respect to the underlying commodity that constitutes the underlying commodity shares.

￭The amount payable on the Trigger PLUS is not linked to the price of the underlying commodity shares at any time other than the valuation date. The final share price will be based on the closing price of one underlying commodity

January 2021 Page 7

Morgan Stanley Finance LLC

Trigger PLUS Based on the Performance of the iShares® Silver Trust due February 5, 2024

Trigger Performance Leveraged Upside SecuritiesSM
Principal at Risk Securities

share on the valuation date, subject to postponement for non-trading days and certain market disruption events. Even if the price of the underlying commodity shares appreciates prior to the valuation date but then drops by the valuation date, the payment at maturity will likely be less, and may be significantly less, than it would have been had the payment at maturity been linked to the price of the underlying commodity shares prior to such drop. Although the actual price of the underlying commodity shares on the stated maturity date or at other times during the term of the Trigger PLUS may be higher than the final share price, the payment at maturity will be based solely on the closing price of one underlying commodity share on the valuation date.

￭The rate we are willing to pay for securities of this type, maturity and issuance size is likely to be lower than the rate implied by our secondary market credit spreads and advantageous to us. Both the lower rate and the inclusion of costs associated with issuing, selling, structuring and hedging the Trigger PLUS in the original issue price reduce the economic terms of the Trigger PLUS, cause the estimated value of the Trigger PLUS to be less than the original issue price and will adversely affect secondary market prices. Assuming no change in market conditions or any other relevant factors, the prices, if any, at which dealers, including MS & Co., may be willing to purchase the Trigger PLUS in secondary market transactions will likely be significantly lower than the original issue price, because secondary market prices will exclude the issuing, selling, structuring and hedging-related costs that are included in the original issue price and borne by you and because the secondary market prices will reflect our secondary market credit spreads and the bid-offer spread that any dealer would charge in a secondary market transaction of this type as well as other factors.

The inclusion of the costs of issuing, selling, structuring and hedging the Trigger PLUS in the original issue price and the lower rate we are willing to pay as issuer make the economic terms of the Trigger PLUS less favorable to you than they otherwise would be.

However, because the costs associated with issuing, selling, structuring and hedging the Trigger PLUS are not fully deducted upon issuance, for a period of up to 6 months following the issue date, to the extent that MS & Co. may buy or sell the Trigger PLUS in the secondary market, absent changes in market conditions, including those related to the underlying commodity shares, and to our secondary market credit spreads, it would do so based on values higher than the estimated value, and we expect that those higher values will also be reflected in your brokerage account statements.

￭The estimated value of the Trigger PLUS is determined by reference to our pricing and valuation models, which may differ from those of other dealers and is not a maximum or minimum secondary market price. These pricing and valuation models are proprietary and rely in part on subjective views of certain market inputs and certain assumptions about future events, which may prove to be incorrect. As a result, because there is no market-standard way to value these types of securities, our models may yield a higher estimated value of the Trigger PLUS than those generated by others, including other dealers in the market, if they attempted to value the Trigger PLUS. In addition, the estimated value on the pricing date does not represent a minimum or maximum price at which dealers, including MS & Co., would be willing to purchase your Trigger PLUS in the secondary market (if any exists) at any time. The value of your Trigger PLUS at any time after the date of this document will vary based on many factors that cannot be predicted with accuracy, including our creditworthiness and changes in market conditions. See also “The market price of the Trigger PLUS will be influenced by many unpredictable factors” above.

￭The Trigger PLUS will not be listed on any securities exchange and secondary trading may be limited. The Trigger PLUS will not be listed on any securities exchange. Therefore, there may be little or no secondary market for the Trigger PLUS. MS & Co. may, but is not obligated to, make a market in the Trigger PLUS and, if it once chooses to make a market, may cease doing so at any time. When it does make a market, it will generally do so for transactions of routine secondary market size at prices based on its estimate of the current value of the Trigger PLUS, taking into account its bid/offer spread, our credit spreads, market volatility, the notional size of the proposed sale, the cost of unwinding any related hedging positions, the time remaining to maturity and the likelihood that it will be able to resell the Trigger PLUS. Even if there is a secondary market, it may not provide enough liquidity to allow you to trade or sell the Trigger PLUS easily. Since other broker-dealers may not participate significantly in the secondary market for the Trigger PLUS, the price at which you may be able to trade your Trigger PLUS is likely to depend on the price, if any, at which MS & Co. is willing to transact. If, at any time, MS & Co. were to cease making a market in the Trigger PLUS, it is likely that there would be no secondary market for the Trigger PLUS. Accordingly, you should be willing to hold your Trigger PLUS to maturity.

￭The calculation agent, which is a subsidiary of Morgan Stanley and an affiliate of MSFL, will make determinations with respect to the Trigger PLUS. As calculation agent, MS & Co. will determine the initial share price, the trigger level and the final share price, including whether the share price has decreased to below the trigger level, and will calculate the amount of cash, if any, you will receive at maturity. Moreover, certain determinations made by MS & Co., in its capacity as calculation agent, may require it to exercise discretion and make subjective judgments, such as with respect to the occurrence or non-occurrence of market disruption events or calculation of the final share price in the event of a market disruption event. These potentially subjective determinations may adversely affect the payout to you at maturity, if any.

January 2021 Page 8

Morgan Stanley Finance LLC

Trigger PLUS Based on the Performance of the iShares® Silver Trust due February 5, 2024

Trigger Performance Leveraged Upside SecuritiesSM
Principal at Risk Securities

For further information regarding these types of determinations, see “Description of PLUS—Postponement of Valuation Date(s)” and “—Calculation Agent and Calculations” in the accompanying prospectus supplement. In addition, MS & Co. has determined the estimated value of the Trigger PLUS on the pricing date.

￭Hedging and trading activity by our affiliates could potentially adversely affect the value of the Trigger PLUS. One or more of our affiliates and/or third-party dealers expect to carry out hedging activities related to the Trigger PLUS (and to other instruments linked to the underlying commodity shares or the underlying commodity), including trading in the underlying commodity shares. As a result, these entities may be unwinding or adjusting hedge positions during the term of the Trigger PLUS, and the hedging strategy may involve greater and more frequent dynamic adjustments to the hedge as the valuation date approaches. MS & Co. and some of our other affiliates also trade the underlying commodity shares and other financial instruments related to the underlying commodity shares or the underlying commodity on a regular basis as part of their general broker-dealer and other businesses. Any of these hedging or trading activities on or prior to the pricing date could potentially increase the initial share price of the underlying commodity shares, and, therefore, could increase the trigger level, which is the level at or above which the underlying commodity shares must close on the valuation date so that investors do not suffer a significant loss on their initial investment in the Trigger PLUS. Additionally, such hedging or trading activities during the term of the Trigger PLUS, including on the valuation date, could adversely affect the closing price of the underlying commodity shares on the valuation date, and, accordingly, the amount of cash an investor will receive at maturity, if any.

￭The U.S. federal income tax consequences of an investment in the Trigger PLUS are uncertain. Please read the discussion under “Additional Information—Tax considerations” in this document and the discussion under “United States Federal Taxation” in the accompanying prospectus supplement for PLUS (together, the “Tax Disclosure Sections”) concerning the U.S. federal income tax consequences of an investment in the Trigger PLUS. As discussed in the Tax Disclosure Sections, there is a substantial risk that the “constructive ownership” rule could apply, in which case all or a portion of any long-term capital gain recognized by a U.S. Holder could be recharacterized as ordinary income and an interest charge could be imposed. In addition, long-term capital gain that a U.S. Holder would otherwise recognize in respect of the Trigger PLUS up to the amount of the “net underlying long-term capital gain” could, if the U.S. Holder is an individual or other non-corporate investor, be subject to tax at the higher rates applicable to “collectibles” instead of the general rates that apply to long-term capital gain. If the Internal Revenue Service (the “IRS”) were successful in asserting an alternative treatment, the timing and character of income on the Trigger PLUS might differ significantly from the tax treatment described in the Tax Disclosure Sections. For example, under one possible treatment, the IRS could seek to recharacterize the Trigger PLUS as debt instruments. In that event, U.S. Holders would be required to accrue into income original issue discount on the Trigger PLUS every year at a “comparable yield” determined at the time of issuance and recognize all income and gain in respect of the Trigger PLUS as ordinary income. The risk that financial instruments providing for buffers, triggers or similar downside protection features, such as the Trigger PLUS, would be recharacterized as debt is greater than the risk of recharacterization for comparable financial instruments that do not have such features. We do not plan to request a ruling from the IRS regarding the tax treatment of the Trigger PLUS, and the IRS or a court may not agree with the tax treatment described in the Tax Disclosure Sections.

In 2007, the U.S. Treasury Department and the IRS released a notice requesting comments on the U.S. federal income tax treatment of “prepaid forward contracts” and similar instruments. The notice focuses in particular on whether to require holders of these instruments to accrue income over the term of their investment. It also asks for comments on a number of related topics, including the character of income or loss with respect to these instruments; whether short-term instruments should be subject to any such accrual regime; the relevance of factors such as the exchange-traded status of the instruments and the nature of the underlying property to which the instruments are linked; the degree, if any, to which income (including any mandated accruals) realized by non-U.S. investors should be subject to withholding tax; and whether these instruments are or should be subject to the “constructive ownership” rule, as discussed in this document. While the notice requests comments on appropriate transition rules and effective dates, any Treasury regulations or other guidance promulgated after consideration of these issues could materially and adversely affect the tax consequences of an investment in the Trigger PLUS, possibly with retroactive effect. Both U.S. and Non-U.S. Holders should consult their tax advisers regarding the U.S. federal income tax consequences of an investment in the Trigger PLUS, including possible alternative treatments, the potential application of the constructive ownership rule, the issues presented by this notice and any tax consequences arising under the laws of any state, local or non-U.S. taxing jurisdiction.

Risks Relating to the Underlying Commodity Shares

￭Single commodity prices tend to be more volatile than, and may not correlate with, the prices of commodities generally. The iShares® Silver Trust is linked exclusively to the price of silver and not to a diverse basket of commodities or a broad-based commodity index. The price of silver may not correlate with, and may diverge significantly from, the prices of commodities generally. Because the Trigger PLUS are linked to underlying commodity shares which reflect the performance of the price of a single commodity, they carry greater risk and may be more volatile than a security linked to

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the prices of multiple commodities or a broad-based commodity index. The price of silver may be, and has recently been, highly volatile, and we can give you no assurance that such volatility will lessen.

￭The Trigger PLUS are subject to risks associated with silver. The iShares® Silver Trust seeks to reflect generally the performance of the price of silver, less the iShares® Silver Trust’s expenses and liabilities. The price of silver is primarily affected by global demand for and supply of silver. Silver prices can fluctuate widely and may be affected by numerous factors. These include general economic trends, technical developments, substitution issues and regulation, as well as specific factors including industrial and jewelry demand, expectations with respect to the rate of inflation, the relative strength of the U.S. dollar (as the currency in which the price of silver is generally quoted) and other currencies, interest rates, central bank sales, forward sales by producers, global or regional political or economic events and production costs and disruptions in major silver-producing countries, such as Mexico, China and Peru. The demand for and supply of silver affect silver prices, but not necessarily in the same manner as supply and demand affect the prices of other commodities. The supply of silver consists of a combination of new mine production and existing stocks of bullion and fabricated silver held by governments, public and private financial institutions, industrial organizations and private individuals. In addition, the price of silver has on occasion been subject to very rapid short-term changes due to speculative activities. From time to time, above-ground inventories of silver may also influence the market. The major end-uses for silver include industrial applications, jewelry and silverware. It is not possible to predict the aggregate effect of any or all of these factors.

￭There are risks relating to trading of commodities on the London Bullion Market Association. The investment objective of the iShares® Silver Trust is to reflect generally the performance of the price of silver, less the iShares® Silver Trust’s expenses and liabilities. The price of silver is determined by the LBMA or an independent service-provider appointed by the LBMA. The LBMA is a self-regulatory association of bullion market participants. Although all market-making members of the LBMA are supervised by the Bank of England and are required to satisfy a capital adequacy test, the LBMA itself is not a regulated entity. If the LBMA should cease operations, or if bullion trading should become subject to a value added tax or other tax or any other form of regulation not currently in place, the role of LBMA prices as a global benchmark for the value of silver may be adversely affected. The LBMA is a principals’ market that operates in a manner more closely analogous to an over-the-counter physical commodity market than a regulated futures markets, and certain features of U.S. futures contracts are not present in the context of LBMA trading. For example, there are no daily price limits on the LBMA that would otherwise restrict fluctuations in the prices of LBMA contracts. In a declining market, it is possible that prices would continue to decline without limitation within a trading day or over a period of trading days. The LBMA may alter, discontinue or suspend calculation or dissemination of the LBMA silver price, which could adversely affect the value of the Trigger PLUS. The LBMA, or an independent service-provider appointed by the LBMA, will have no obligation to consider your interests in calculating or revising LBMA prices.

￭The performance and market price of the underlying commodity shares, particularly during periods of market volatility, may not correlate with the performance of their commodity or the net asset value per share of the underlying commodity shares. The underlying commodity shares do not fully replicate the performance of their underlying commodity due to the fees and expenses charged by the underlying commodity shares or by restrictions on access to the underlying commodity due to other circumstances. The underlying commodity shares do not generate any income, and as the underlying commodity shares regularly sell their underlying commodity to pay for ongoing expenses, the amount of their underlying commodity represented by each share gradually declines over time. The underlying commodity shares sell their underlying commodity to pay expenses on an ongoing basis irrespective of whether the trading price of the shares rises or falls in response to changes in the price of their underlying commodity. The sale by the underlying commodity shares of their underlying commodity to pay expenses at a time of relatively low prices for their underlying commodity could adversely affect the value of the Trigger PLUS. Additionally, there is a risk that part or all of the holdings of the underlying commodity shares in their underlying commodity could be lost, damaged or stolen due to war, terrorism, theft, natural disaster or otherwise. Finally, because the underlying commodity shares are traded on an exchange and are subject to market supply and investor demand, the market price of the underlying commodity shares may differ from the net asset value per share of such underlying commodity shares.

In particular, during periods of market volatility, or unusual trading activity, the underlying commodity underlying the underlying commodity shares may be disrupted or limited, or such underlying commodity may be unavailable in the secondary market. Under these circumstances, the liquidity of the underlying commodity shares may be adversely affected, market participants may be unable to calculate accurately the net asset value per share of the underlying commodity shares, and their ability to create and redeem shares of the underlying commodity shares may be disrupted. Under these circumstances, the market price of shares of the underlying commodity shares may vary substantially from the net asset value per share of the underlying commodity shares or the performance of their underlying commodity.

For all of the foregoing reasons, the performance of the underlying commodity shares may not correlate with the performance of their underlying commodity or the net asset value per share of such underlying commodity shares. Any of these events could materially and adversely affect the price of the underlying commodity shares and, therefore, the value of the Trigger PLUS. Additionally, if market volatility or these events were to occur on the valuation date, the calculation agent would maintain discretion to determine whether such market volatility or events have caused a market disruption

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event to occur, and such determination would affect the payment at maturity of the Trigger PLUS. If the calculation agent determines that no market disruption event has taken place, the payment at maturity would be based solely on the published closing price per share of the underlying commodity shares on the valuation date, even if the underlying commodity shares are underperforming their underlying commodity and/or trading below the net asset value per share of such underlying commodity shares.

￭Suspensions or disruptions of market trading in commodity and related futures markets could adversely affect the price of the Trigger PLUS. The commodity markets are subject to temporary distortions or other disruptions due to various factors, including the lack of liquidity in the markets, the participation of speculators and government regulation and intervention. In addition, U.S. futures exchanges and some foreign exchanges have regulations that limit the amount of fluctuation in futures contract prices which may occur during a single business day. These limits are generally referred to as “daily price fluctuation limits” and the maximum or minimum price of a contract on any given day as a result of these limits is referred to as a “limit price.” Once the limit price has been reached in a particular contract, no trades may be made at a different price. Limit prices have the effect of precluding trading in a particular contract or forcing the liquidation of contracts at disadvantageous times or prices. These circumstances could adversely affect the value of the commodity that constitutes the underlying commodity shares, and, therefore, the value of the Trigger PLUS.

￭The antidilution adjustments the calculation agent is required to make do not cover every event that could affect the underlying commodity shares. MS & Co., as calculation agent, will adjust the adjustment factor for certain events affecting the underlying commodity shares. However, the calculation agent will not make an adjustment for every event that could affect the underlying commodity shares. If an event occurs that does not require the calculation agent to adjust the adjustment factor, the market price of the Trigger PLUS may be materially and adversely affected.

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iShares® Silver Trust

The iShares® Silver Trust (the “Silver Trust”) is an investment trust sponsored by iShares® Delaware Trust Sponsor LLC , which seeks to provide investment results that reflect the performance of the price of silver, less the iShares® Silver Trust’s expenses and liabilities. The assets of the iShares® Silver Trust consists primarily of silver held by a custodian on behalf of the iShares® Silver Trust. Information provided to or filed with the Securities and Exchange Commission (the “Commission”) by the iShares® Silver Trust pursuant to the Securities Act of 1933 can be located by reference to Commission file number 001-32863 through the Commission’s website at www.sec.gov. In addition, information may be obtained from other publicly available sources. Neither the issuer nor the agent makes any representation that any such publicly available information regarding the iShares® Silver Trust is accurate or complete.

All information contained in this document regarding the iShares® Silver Trust (the “Silver Trust”), has been derived from publicly available information, without independent verification. This information reflects the policies of, and is subject to change by, iShares® Delaware Trust Sponsor LLC, a subsidiary of BlackRock, Inc., the sponsor of the Silver Trust. The Bank of New York Mellon is the trustee of the Silver Trust, and JPMorgan Chase Bank, N.A. is the custodian of the Silver Trust. Shares of the Silver Trust trades under the ticker symbol “SLV” on NYSE Arca, Inc.

The Silver Trust issues shares in exchange for deposits of silver and distributes silver in connection with the redemption of shares. The shares of the Silver Trust are intended to constitute a simple and cost-effective means of making an investment similar to an investment in silver.

The Silver Trust does not engage in any activity designed to derive a profit from changes in the price of silver. The Silver Trust’s only ordinary recurring expense is expected to be the sponsor’s fee, which accrues daily at an annualized rate equal to 0.50% of the net asset value of the Silver Trust and is payable monthly in arrears. The trustee of the Silver Trust will, when directed by the sponsor of the Silver Trust, and, in the absence of such direction, may in its discretion, sell silver in such quantity and at such times as may be necessary to permit payment of the Silver Trust sponsor’s fee and of Silver Trust expenses or liabilities not assumed by the sponsor. As a result of the recurring sales of silver necessary to pay the Silver Trust sponsor’s fee and the Silver Trust expenses or liabilities not assumed by the Silver Trust sponsor, the net asset value of the Silver Trust will decrease over the life of the Silver Trust.

Information as of market close on January 12, 2021:

Ticker Symbol:	SLV UP	52 Week High (on 8/10/2020):	$27.00
Current Share Price:	$23.72	52 Week Low (on 3/18/2020):	$11.21
52 Weeks Ago:	$16.78

The following graph sets forth the daily closing prices of the underlying commodity shares for the period from January 1, 2016 through January 12, 2021. The related table sets forth the published high and low closing prices, as well as the end-of-quarter closing prices, of the underlying commodity shares for each quarter in the same period. The closing price of the underlying commodity shares on January 12, 2021 was $23.72. We obtained the information in the table and graph below from Bloomberg Financial Markets, without independent verification. The underlying commodity shares have at times experienced periods of high volatility. The historical closing prices of the underlying commodity shares should not be taken as an indication of future performance, and no assurance can be given as to the closing price of the underlying commodity shares on the valuation date.

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Shares of the iShares® Silver Trust Daily Closing Prices, January 1, 2016 to January 12, 2021

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iShares® Silver Trust (CUSIP: 46428Q109)	High ($)	Low ($)	Period End ($)
2016
First Quarter	15.16	13.17	14.68
Second Quarter	17.87	14.20	17.87
Third Quarter	19.60	17.62	18.20
Fourth Quarter	17.87	14.91	15.11
2017
First Quarter	17.44	15.44	17.25
Second Quarter	17.53	15.30	15.71
Third Quarter	17.10	14.73	15.74
Fourth Quarter	16.41	14.85	15.99
2018
First Quarter	16.56	15.28	15.41
Second Quarter	16.26	15.07	15.15
Third Quarter	15.17	13.23	13.73
Fourth Quarter	14.52	13.15	14.52
2019
First Quarter	15.07	14.07	14.18
Second Quarter	14.46	13.46	14.33
Third Quarter	18.34	14.05	15.92
Fourth Quarter	16.92	15.48	16.68
2020
First Quarter	17.40	11.21	13.05
Second Quarter	17.10	13.02	17.01
Third Quarter	27.00	16.71	21.64
Fourth Quarter	24.76	21.05	24.57
2021
First Quarter (through January 12, 2021)	25.67	23.21	23.72

This document relates only to the Trigger PLUS offered hereby and does not relate to the underlying commodity shares. We have derived all disclosures contained in this document regarding the Silver Trust from the publicly available documents described above. In connection with the offering of the Trigger PLUS, neither we nor the agent has participated in the preparation of such documents or made any due diligence inquiry with respect to the Silver Trust. Neither we nor the agent makes any representation that such publicly available documents or any other publicly available information regarding the Silver Trust is accurate or complete. Furthermore, we cannot give any assurance that all events occurring prior to the date hereof (including events that would affect the accuracy or completeness of the publicly available documents described above) that would affect the trading price of the underlying commodity shares (and therefore the price of the underlying commodity shares at the time we price the Trigger PLUS) have been publicly disclosed. Subsequent disclosure of any such events or the disclosure of or failure to disclose material future events concerning the Silver Trust could affect the value received at maturity with respect to the Trigger PLUS and therefore the value of the Trigger PLUS.

Neither we nor any of our affiliates makes any representation to you as to the performance of the underlying commodity shares.

We and/or our affiliates may presently or from time to time engage in business with the Silver Trust.  In the course of such business, we and/or our affiliates may acquire non-public information with respect to the Silver Trust, and neither we nor any of our affiliates undertakes to disclose any such information to you.  In addition, one or more of our affiliates may publish research reports with respect to the underlying commodity shares.  The statements in the preceding two sentences are not intended to affect the rights of investors in the Trigger PLUS under the securities laws.  As a prospective purchaser of the Trigger PLUS, you should undertake an independent investigation of the Silver Trust as in your judgment is appropriate to make an informed decision with respect to an investment linked to the underlying commodity shares.

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Additional Terms of the Trigger PLUS

Please read this information in conjunction with the summary terms on the front cover of this document.

Additional Terms:
If the terms described herein are inconsistent with those described in the accompanying prospectus supplement or prospectus, the terms described herein shall control.
Underlying commodity:	Silver
Postponement of maturity date:

If, due to a market disruption event or otherwise, the valuation date is postponed so that it falls less than two business days prior to the scheduled maturity date, the maturity date will be postponed to the second business day following the valuation date as postponed.

Postponement of valuation date:

If a market disruption event occurs on the scheduled valuation date, the closing price for the underlying commodity shares for the valuation date will be the closing price on the next trading day on which no market disruption event occurs; provided that the closing price for the underlying commodity shares for the valuation date will not be determined on a date later than the fifth scheduled trading day following the valuation date and if such date is not a trading day or if there is a market disruption event with respect to such underlying commodity shares on such date, the calculation agent will determine the closing price for the underlying commodity shares for the valuation date as the arithmetic mean of the bid prices for the underlying commodity shares for such date obtained from as many recognized dealers in such underlying commodity shares, but not exceeding three, as will make such bid prices available to the calculation agent. Bids of MS & Co. or any of its affiliates may be included in the calculation of such mean, but only to the extent that any such bid is the highest of the bids obtained. If no bid prices are provided from any third-party dealers, the closing price will be determined by the calculation agent in its sole and absolute discretion (acting in good faith) taking into account any information that it deems relevant.

Closing price:

The closing price on any trading day means:

(i)          if the underlying commodity shares (or any such other security) are listed on a national securities exchange (other than the Nasdaq), the last reported sale price, regular way, of the principal trading session on such day on the principal national securities exchange registered under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), on which the underlying commodity ETF shares (or any such other security) are listed,

(ii)          if the underlying commodity shares (or any such other security) are securities of Nasdaq, the official closing price published by Nasdaq on such day, or

(iii)         if the underlying commodity shares (or any such other security) are not listed on any national securities exchange but are included in the OTC Bulletin Board Service (the “OTC Bulletin Board”) operated by the Financial Industry Regulatory Authority, Inc. (“FINRA”), the last reported sale price of the principal trading session on the OTC Bulletin Board on such day.

If the underlying commodity shares (or any such other security) are listed on any national securities exchange but the last reported sale price or the official closing price published by Nasdaq, as applicable, is not available pursuant to the preceding sentence, then the closing price for one underlying commodity share (or one unit of any such other security) on any trading day will mean the last reported sale price of the principal trading session on the over-the-counter market as reported on Nasdaq or the OTC Bulletin Board on such day. If a market disruption event (as defined below) occurs with respect to the underlying commodity shares (or any such other security) or the last reported sale price or the official closing price published by Nasdaq, as applicable, for the underlying commodity shares (or any such other security) is not available pursuant to the two preceding sentences, then the closing price for any trading day will be the mean, as determined by the calculation agent, of the bid prices for the underlying commodity shares (or any such other security) for such trading day obtained from as many recognized dealers in such security, but not exceeding three, as will make such bid prices available to the calculation agent. Bids of MS & Co. and its successors or any of its affiliates may be included in the calculation of such mean, but only to the extent that any such bid is the highest of the bids obtained. If no bid prices are provided from any third party dealers, the closing price will be determined by the calculation agent in its sole and absolute discretion (acting in good faith) taking into account any information that it deems relevant. The term “OTC Bulletin Board Service” will include any successor service thereto. See “Discontinuance of the underlying commodity shares; alteration of method of calculation” below.

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Business day:

Any day other than a Saturday or Sunday which is neither a legal holiday nor a day on which banking institutions are required or authorized by law or regulation to close in New York, New York or the city and state of our principal place of business or a day on which transactions in U.S. dollars are not conducted.

Trading day:

Trading day means a day, as determined by the calculation agent, on which NYSE Arca (or if NYSE Arca is no longer the principal exchange or trading market for the underlying commodity shares, such exchange or principal trading market for the underlying commodity shares that serves as the price-source for the underlying commodity shares) is open for trading during its regular trading session, notwithstanding such exchange or principal trading market closing prior to its scheduled closing time.

Market disruption event:

With respect to the underlying commodity shares, market disruption event means:

(i)       the occurrence of existence of any of:

a.    a suspension, absence or material limitation of trading of the underlying commodity shares on the primary market for the underlying commodity shares for more than two hours of trading or during the one-half hour period preceding the close of the principal trading session in such market; or a breakdown or failure in the price and trade reporting systems of the primary market for the underlying commodity shares as a result of which the reported trading prices for the underlying commodity shares during the last one-half hour preceding the close of the principal trading session in such market are materially inaccurate; or the suspension, absence or material limitation of trading on the primary market for trading in futures or options contracts related to the underlying commodity shares, if available, during the one-half hour period preceding the close of the principal trading session in the applicable market; or

b.    a suspension, material limitation or absence of trading on any major U.S. securities market for trading in futures or options contracts related to the underlying commodity shares for more than two hours of trading or during the one-half hour period preceding the close of the principal trading session on such market, in each case as determined by the calculation agent in its sole discretion, and

(ii)          a determination by the calculation agent in its sole discretion that any event described in clause (i) above materially interfered with our ability or the ability of any of our affiliates to unwind or adjust all or a material portion of the hedge position with respect to the securities.

For the purpose of determining whether a market disruption event in respect of the underlying commodity shares has occurred: (1) a limitation on the hours or number of days of trading will not constitute a market disruption event if it results from an announced change in the regular business hours of the market, (2) a decision to permanently discontinue trading in the underlying commodity shares or in the relevant futures or options contract will not constitute a market disruption event, (3) a suspension of trading in futures or options contracts on the underlying commodity shares by the primary securities market trading in such contracts by reason of (a) a price change exceeding limits set by such securities exchange or market, (b) an imbalance of orders relating to such contracts or (c) a disparity in bid and ask quotes relating to such contracts will constitute a suspension, absence or material limitation of trading in futures or options contracts related to the underlying commodity shares and (4) a “suspension, absence or material limitation of trading” on the primary market on which futures or options contracts related to the underlying commodity shares are traded will not include any time when such securities market is itself closed for trading under ordinary circumstances.

Discontinuance of the underlying commodity shares; alteration of method of calculation:

If trading in the underlying commodity shares on every applicable national securities exchange is permanently discontinued or the underlying commodity shares are liquidated or otherwise terminated (a “discontinuance or liquidation event”), the Trigger PLUS will be deemed accelerated to the fifth business day following the date notice of such liquidation event is provided to holders of the underlying commodity shares under the terms of the underlying commodity shares (the date of such notice, the “liquidation announcement date” and the fifth business day following the liquidation announcement date, the “acceleration date”), and the payment to you on the acceleration date will be equal to the fair market value of the Trigger PLUS on the trading day immediately following the liquidation announcement date as determined by the calculation agent in its sole discretion based on its internal models, which will take into account the reasonable costs incurred by us or any of our affiliates in unwinding any related hedging arrangements.

Trustee:	The Bank of New York Mellon

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Calculation agent:	MS & Co.
Issuer notice to registered security holders, the trustee and the depositary:

In the event that the maturity date is postponed due to postponement of the valuation date, the issuer shall give notice of such postponement and, once it has been determined, of the date to which the maturity date has been rescheduled (i) to each registered holder of the Trigger PLUS by mailing notice of such postponement by first class mail, postage prepaid, to such registered holder’s last address as it shall appear upon the registry books, (ii) to the trustee by facsimile confirmed by mailing such notice to the trustee by first class mail, postage prepaid, at its New York office and (iii) to The Depository Trust Company (the “depositary”) by telephone or facsimile, confirmed by mailing such notice to the depositary by first class mail, postage prepaid. Any notice that is mailed to a registered holder of the Trigger PLUS in the manner herein provided shall be conclusively presumed to have been duly given to such registered holder, whether or not such registered holder receives the notice. The issuer shall give such notice as promptly as possible, and in no case later than (i) with respect to notice of postponement of the maturity date, the business day immediately preceding the scheduled maturity date and (ii) with respect to notice of the date to which the maturity date has been rescheduled, the business day immediately following the actual valuation date.

The issuer shall, or shall cause the calculation agent to, (i) provide written notice to the trustee, on which notice the trustee may conclusively rely, and to the depositary of the amount of cash to be delivered, if any, with respect to the Trigger PLUS, on or prior to 10:30 a.m. (New York City time) on the business day preceding the maturity date, and (ii) deliver the aggregate cash amount due, if any, to the trustee for delivery to the depositary, as holder of the Trigger PLUS, on the maturity date.

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Additional Information About the Trigger PLUS

Additional Information:
Minimum ticketing size:	$1,000 / 100 Trigger PLUS
Tax considerations:

Although there is uncertainty regarding the U.S. federal income tax consequences of an investment in the Trigger PLUS due to the lack of governing authority, in the opinion of our counsel, Davis Polk & Wardwell LLP, under current law, and based on current market conditions, a Trigger PLUS should be treated as a single financial contract that is an “open transaction” for U.S. federal income tax purposes. However, because our counsel’s opinion is based in part on market conditions as of the date of this document, it is subject to confirmation on the pricing date.

Assuming this treatment of the Trigger PLUS is respected and subject to the discussion in “United States Federal Taxation” in the accompanying prospectus supplement for PLUS, the following U.S. federal income tax consequences should result based on current law:

￭A U.S. Holder should not be required to recognize taxable income over the term of the Trigger PLUS prior to settlement, other than pursuant to a sale or exchange.

￭Upon sale, exchange or settlement of the Trigger PLUS, a U.S. Holder should recognize gain or loss equal to the difference between the amount realized and the U.S. Holder’s tax basis in the Trigger PLUS. Subject to the discussion below concerning the potential application of the “constructive ownership” rule, such gain or loss should be long-term capital gain or loss if the investor has held the Trigger PLUS for more than one year, and short-term capital gain or loss otherwise.

Because the Trigger PLUS are linked to shares of an exchange-traded fund, although the matter is not clear, there is a substantial risk that an investment in the Trigger PLUS will be treated as a “constructive ownership transaction” under Section 1260 of the Internal Revenue Code of 1986, as amended (the “Code”). If this treatment applies, all or a portion of any long-term capital gain of the U.S. Holder in respect of the Trigger PLUS could be recharacterized as ordinary income (in which case an interest charge will be imposed). As a result of certain features of the Trigger PLUS, including the leveraged upside payment, it is unclear how to calculate the amount of gain that would be recharacterized if an investment in the Trigger PLUS were treated as a constructive ownership transaction. In addition, long-term capital gain that a U.S. Holder would otherwise recognize in respect of the Trigger PLUS up to the amount of the “net underlying long-term capital gain” could, if the U.S. Holder is an individual or other non-corporate investor, be subject to tax at the higher rates applicable to “collectibles” instead of the general rates that apply to long-term capital gain. Due to the lack of governing authority, our counsel is unable to opine as to whether or how Section 1260 of the Code applies to the Trigger PLUS. U.S. investors should read the section entitled “United States Federal Taxation—Tax Consequences to U.S. Holders—Possible Application of Section 1260 of the Code” in the accompanying prospectus supplement for PLUS for additional information and consult their tax advisers regarding the potential application of the “constructive ownership” rule.

In 2007, the U.S. Treasury Department and the Internal Revenue Service (the “IRS”) released a notice requesting comments on the U.S. federal income tax treatment of “prepaid forward contracts” and similar instruments. The notice focuses in particular on whether to require holders of these instruments to accrue income over the term of their investment. It also asks for comments on a number of related topics, including the character of income or loss with respect to these instruments; whether short-term instruments should be subject to any such accrual regime; the relevance of factors such as the exchange-traded status of the instruments and the nature of the underlying property to which the instruments are linked; the degree, if any, to which income (including any mandated accruals) realized by non-U.S. investors should be subject to withholding tax; and whether these instruments are or should be subject to the “constructive ownership” rule, as discussed above. While the notice requests comments on appropriate transition rules and effective dates, any Treasury regulations or other guidance promulgated after consideration of these issues could materially and adversely affect the tax consequences of an investment in the Trigger PLUS, possibly with retroactive effect.

In addition, Section 871(m) of the Code and Treasury regulations promulgated thereunder (“Section 871(m)”) generally impose a 30% (or a lower applicable treaty rate) withholding tax on dividend equivalents paid or deemed paid to Non-U.S. Holders with respect to certain financial instruments linked to U.S. equities or indices that include U.S. equities (each, an “Underlying Security”). Because the Trigger PLUS reference an exchange-traded fund that is not treated for U.S. federal income tax purposes as an Underlying Security, payment on the Trigger PLUS to Non-U.S. Holders should not be subject to Section 871(m).

Both U.S. and non-U.S. investors considering an investment in the Trigger PLUS should

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read the discussion under “Risk Factors” in this document and the discussion under “United States Federal Taxation” in the accompanying prospectus supplement for PLUS and consult their tax advisers regarding all aspects of the U.S. federal income tax consequences of an investment in the Trigger PLUS, including possible alternative treatments, the potential application of the constructive ownership rule, the issues presented by the aforementioned notice and any tax consequences arising under the laws of any state, local or non-U.S. taxing jurisdiction.

The discussion in the preceding paragraphs under “Tax considerations” and the discussion contained in the section entitled “United States Federal Taxation” in the accompanying prospectus supplement for PLUS, insofar as they purport to describe provisions of U.S. federal income tax laws or legal conclusions with respect thereto, constitute the full opinion of Davis Polk & Wardwell LLP regarding the material U.S. federal tax consequences of an investment in the Trigger PLUS.

Use of proceeds and hedging:

The proceeds from the sale of the Trigger PLUS will be used by us for general corporate purposes. We will receive, in aggregate, $10 per Trigger PLUS issued, because, when we enter into hedging transactions in order to meet our obligations under the Trigger PLUS, our hedging counterparty will reimburse the cost of the agent’s commissions. The costs of the Trigger PLUS borne by you and described beginning on page 2 above comprise the agent’s commissions and the cost of issuing, structuring and hedging the Trigger PLUS.

On or prior to the pricing date, we will hedge our anticipated exposure in connection with the Trigger PLUS by entering into hedging transactions with our affiliates and/or third party dealers. We expect our hedging counterparties to take positions in the underlying commodity shares and in futures and options contracts on the underlying commodity shares, or in any other securities or instruments that they may wish to use in connection with such hedging. Such purchase activity could potentially increase the price of the underlying commodity shares on the pricing date, and therefore could increase the trigger level, which is the level at or above which the underlying commodity shares must close on the valuation date so that investors do not suffer a significant loss on their initial investment in the Trigger PLUS. In addition, through our affiliates, we are likely to modify our hedge position throughout the term of the Trigger PLUS, including on the valuation date, by purchasing and selling the underlying commodity shares, futures or options contracts on the underlying commodity shares or positions in any other available securities or instruments that we may wish to use in connection with such hedging activities. As a result, these entities may be unwinding or adjusting hedge positions during the term of the Trigger PLUS, and the hedging strategy may involve greater and more frequent dynamic adjustments to the hedge as the valuation date approaches. We cannot give any assurance that our hedging activities will not affect the value of the underlying commodity shares, and, therefore, adversely affect the value of the Trigger PLUS or the payment you will receive at maturity, if any. For further information on our use of proceeds and hedging, see “Use of Proceeds and Hedging” in the accompanying prospectus supplement for PLUS.

Additional considerations:

Client accounts over which Morgan Stanley, Morgan Stanley Wealth Management or any of their respective subsidiaries have investment discretion are not permitted to purchase the Trigger PLUS, either directly or indirectly.

Supplemental information regarding plan of distribution; conflicts of interest:

The agent may distribute the Trigger PLUS through Morgan Stanley Smith Barney LLC (“Morgan Stanley Wealth Management”), as selected dealer, or other dealers, which may include Morgan Stanley & Co. International plc (“MSIP”) and Bank Morgan Stanley AG. Morgan Stanley Wealth Management, MSIP and Bank Morgan Stanley AG are affiliates of ours. Selected dealers, including Morgan Stanley Wealth Management, and their financial advisors will collectively receive from the agent, Morgan Stanley & Co. LLC, a fixed sales commission of $0.25 for each Trigger PLUS they sell. In addition, Morgan Stanley Wealth Management will receive a structuring fee of $0.05 for each Trigger PLUS.

MS & Co. is an affiliate of MSFL and a wholly owned subsidiary of Morgan Stanley, and it and other affiliates of ours expect to make a profit by selling, structuring and, when applicable, hedging the Trigger PLUS. When MS & Co. prices this offering of Trigger PLUS, it will determine the economic terms of the Trigger PLUS such that for each Trigger PLUS the estimated value on the pricing date will be no lower than the minimum level described in “Investment Summary” beginning on page 2.

MS & Co. will conduct this offering in compliance with the requirements of FINRA Rule 5121 of the Financial Industry Regulatory Authority, Inc., which is commonly referred to as FINRA, regarding a FINRA member firm’s distribution of the securities of an affiliate and related conflicts of interest. MS & Co. or any of our other affiliates may not make sales in this offering to any discretionary account. See “Plan of Distribution (Conflicts of Interest)” and “Use of Proceeds and Hedging” in the accompanying prospectus supplement for PLUS.

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Where you can find more information:

Morgan Stanley and MSFL have filed a registration statement (including a prospectus, as supplemented by the prospectus supplement for PLUS) with the Securities and Exchange Commission, or SEC, for the offering to which this communication relates. You should read the prospectus in that registration statement, the prospectus supplement for PLUS and any other documents relating to this offering that Morgan Stanley and MSFL have filed with the SEC for more complete information about Morgan Stanley, MSFL and this offering. You may get these documents without cost by visiting EDGAR on the SEC web site at.www.sec.gov. Alternatively, Morgan Stanley or MSFL will arrange to send you the prospectus supplement for PLUS and prospectus if you so request by calling toll-free 800-584-6837.

You may access these documents on the SEC web site at.www.sec.gov.as follows:

Prospectus Supplement for PLUS dated November 16, 2020

Prospectus dated November 16, 2020

Terms used but not defined in this document are defined in the prospectus supplement for PLUS or in the prospectus.

“Performance Leveraged Upside SecuritiesSM” and “PLUSSM” are our service marks.

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